As filed with the Securities and Exchange Commission on March 18, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Progenity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	27-3950390
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4330 La Jolla Village Drive, Suite 200

San Diego, CA 92122

(855) 293-2639

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Harry Stylli, Ph.D.

Chairman and Chief Executive Officer

Progenity, Inc.

4330 La Jolla Village Drive, Suite 200

San Diego, CA 92122

(855) 293-2639

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 (415) 393-8373	Clarke Neumann General Counsel Progenity, Inc. 4330 La Jolla Village Drive, Suite 200 San Diego, CA 92122 (855) 293-2639

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.001 per share	4,370,629	$4.73	$20,673,076	$2,256
Common Stock, par value $0.001 per share (3)	4,370,629	$4.73	$20,673,076	$2,256

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such an indeterminate amount of shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)

Calculated pursuant to Rule 457(c), solely for the purpose of computing the amount of the registration fee, on the basis of the average of the high and low prices of the registrant’s common stock quoted on The Nasdaq Global Market on March 16, 2021.

(3)	Represents shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock offered by the selling stockholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 18, 2021

PRELIMINARY PROSPECTUS

8,741,258 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 8,741,258 shares (the “Shares”) of common stock, par value $0.001 per share, of Progenity, Inc., a Delaware corporation, including Shares issuable upon the exercise of outstanding warrants (the “Warrants”). The Shares and the Warrants were issued pursuant to a Securities Purchase Agreement by and among the Company and the Selling Stockholders (the “Purchase Agreement”). We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. However, upon any cash exercise of the Warrants by the Selling Stockholders, we will receive cash proceeds per share equal to the exercise price of the Warrants. The Warrants have a per share exercise price equal to $6.86. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 8. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission.

Our common stock is currently quoted on The Nasdaq Global Market under the symbol “PROG.” On March 16, 2021, the last reported sale price of our common stock on The Nasdaq Global Market was $4.86 per share. Our principal executive offices are located at 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122, and our telephone number is (855) 293-2639.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 3 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2021

We have not, and the Selling Stockholders have not, authorized anyone to provide you with information other than that contained in this prospectus or in any prospectus supplement that we may authorize to be delivered or made available to you. We and the Selling Stockholders take no responsibility for and cannot provide any assurance as to the reliability of any other information others may give you. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus and any prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” and “Incorporation Incorporated by Reference.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “Progenity” or the “Company” refer to Progenity, Inc. and, where appropriate, its subsidiaries. Additionally, references to “Board” refer to the board of directors of Progenity, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this prospectus and the information incorporated by reference in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to products and markets, and business trends and other information are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “target,” “forecast” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts, and reflect our current views with respect to future events. Given the significant uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties, and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the information incorporated by reference in this prospectus. Such risks, uncertainties, and other factors include, among others, the following risks, uncertainties, and factors:

•	the recent and ongoing COVID-19 pandemic and associated shelter-in-place orders;

•	our ability to develop and commercialize molecular testing products as well as innovate in the field of precision medicine;

•	the size and growth potential of the markets for our products and product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance and clinical utility of our products and product candidates, if approved;

•	coverage and reimbursement for our products and product candidates;

•	the performance of third parties in connection with the development of our products and product candidates, including third-party suppliers;

•	regulatory developments in the United States and foreign countries;

•	our ability to obtain and maintain regulatory approval or clearance of our products and product candidates on expected timelines;

•	our ability to improve and enhance our current products and product candidates;

•	our plans to research, develop, and commercialize new products and product candidates;

•	the development, regulatory approval, efficacy, and commercialization of competing products;

•	the outcome of pending investigations and legal proceedings;

•	the loss or retirement of key scientific or management personnel;

•	our ability to develop and maintain our corporate infrastructure, including maintaining effective internal control;

•	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•

our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; and

•	those risk factors identified in this prospectus and the documents incorporated by reference herein.

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There may be other factors that cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the information incorporated by reference in this prospectus, including factors disclosed in the sections entitled “Risk Factors” and elsewhere. You should evaluate all forward-looking statements made in this prospectus and the information incorporated by reference in this prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus and the information incorporated by reference in this prospectus may not contain all of the risks, uncertainties, and other factors that may affect our future results and operations. Moreover, new risks will emerge from time to time. It is not possible for our management to predict all risks. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected.

All forward-looking statements in this prospectus and the information incorporated by reference in this prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus and the information incorporated by reference in this prospectus. Except as required by law, we disclaim any intent to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus carefully, including “Risk Factors,” and the consolidated financial statements and related notes and information incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this summary constitute forward-looking statements, see “Special Note Regarding Forward-Looking Statements.”

Our Company

We are a biotechnology company with an established track record of success in developing and commercializing molecular testing products as well as innovating in the field of precision medicine. We believe that we are a market-leading provider of in vitro molecular tests designed to improve lives by providing actionable information that helps guide patients and physicians in making critical and timely medical decisions during various life stages, such as family planning, pregnancy, or navigating a complex disease diagnosis. Our vision is to transform healthcare to become more precise and personal by improving diagnoses of disease and improving patient outcomes through localized treatment with targeted therapies. We apply a multi-omics approach, combining genomics, epigenomics, proteomics, and metabolomics, to our molecular testing products and to the development of a suite of investigational ingestible devices and drug/device combinations designed to provide precise diagnostic sampling and drug delivery solutions.

Corporate Information

We were incorporated in Delaware in January 2012 under the name Ascendant MDx, Inc., and we later changed our name in August 2013 to Progenity, Inc. Through our predecessor, Ascendant MDx, a California corporation, we commenced our operations in 2010. Our principal executive offices are located at 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122, and our telephone number is (855) 293-2639. Our website is www.progenity.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

The Selling Stockholders identified in this prospectus are offering on a resale basis a total of 8,741,258 Shares, including 4,370,629 Shares issuable upon the exercise of the Warrants.

Shares of common stock to be offered by the Selling Stockholders	8,741,258 shares

Shares of common stock outstanding	60,251,833 shares as of February 28, 2021

Use of proceeds	We will not receive any proceeds from the sale of the Shares by the Selling Stockholders, except for the exercise price paid for the Shares offered hereby and issuable upon the exercise of the Warrants. See “Use of Proceeds” on page 4 of this prospectus.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Global Market symbol	“PROG”

DESCRIPTION OF THE PRIVATE PLACEMENT

On February 25, 2021, we closed a private placement (the “Private Placement”) with two accredited institutional investors for an aggregate purchase price of approximately $25.0 million in exchange for the issuance of an aggregate of 4,370,629 units (the “Units”) representing (i) 4,370,629 shares of our Common Stock and (ii) warrants to purchase up to 4,370,629 shares of our Common Stock (the “Warrants”). The purchase price for each Unit was $5.72. Pursuant to contractual obligations we entered into in connection with the Private Placement, we are required to file a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) within 30 days following the close of the Private Placement. This prospectus covers the shares of our Common Stock issued in the Private Placement and shares of our Common Stock issuable upon the exercise of the Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, which are incorporated by reference into this prospectus.

The risks and uncertainties incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our securities could decline and you could lose all or part of your investment in our securities.

3

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. However, upon any cash exercise of the Warrants by the Selling Stockholders, we will receive cash proceeds per share equal to the exercise price of the Warrants. The Warrants have a per share exercise price equal to $6.86. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

4

DIVIDEND POLICY

Our Board did not declare any dividends in 2017 or 2018. On March 6, 2019, our Board declared aggregate cash dividends of $4,500,000, which dividends were paid on March 20, 2019.

We have no present intention to pay cash dividends on our common stock or our preferred stock. Any determination to pay dividends to holders of our common stock or our preferred stock will be at the discretion of our Board and will depend on many factors, including our financial condition, results of operations, liquidity, earnings, projected capital, and other cash requirements, legal requirements, restrictions in the agreements governing any indebtedness we may enter into, business prospects and other factors that our Board deems relevant. In addition, any future credit agreement may contain, restrictions on payments of cash dividends.

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DETERMINATION OF OFFERING PRICE

The prices at which the Shares covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

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SELLING STOCKHOLDERS

This prospectus covers the possible resale by the Selling Stockholders identified in the table below of 8,741,258 Shares, including 4,370,629 Shares issuable upon the exercise of the Warrants. The Selling Stockholders acquired the Shares and the Warrants pursuant to the Purchase Agreement and related transactions and we are filing the registration statement of which this prospectus is a part pursuant to the Purchase Agreement.

The Selling Stockholders may sell some, all or none of their Shares. We do not know how long the Selling Stockholders will hold the Warrants, whether any will exercise the Warrants, and upon such exercise, how long such Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

The following table presents information regarding the Selling Stockholders and the Shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their respective holdings as of February 28, 2021, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to the offering is based on 60,251,833 shares of our common stock actually outstanding as of February 28, 2021.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering (1)
Armistice Capital Master Fund Ltd.(2)	5,244,754	8.3%	5,244,754	*
Altium Growth Fund, LP(3)	3,496,504	5.6%	3,496,504	*

*	Represents beneficial ownership of less than one percent.
(1)	Assumes all Shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of common stock prior to the completion of this offering.
(2)

Consists of (i) 2,622,377 shares of common stock and (ii) 2,622,377 shares issuable upon the exercise of Warrants, which are subject to certain beneficial ownership limitations. The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)

Consists of (i) 1,748,252 shares of common stock and (ii) 1,748,252 Shares issuable upon the exercise of Warrants. Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these shares. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which shall include donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Shares in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders

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reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act so long as they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the Shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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EXPERTS

The consolidated financial statements of Progenity, Inc. as of December 31, 2020 and December 31, 2019, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.progenity.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

2. Our Current Report on Form 8-K, filed with the SEC on February 25, 2021; and

3. The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 16, 2020, as well as any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Progenity, Inc., 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122, telephone: (855) 293-2639. You also may access these filings on our website at www.progenity.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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Progenity, Inc.

8,741,258 Shares of Common Stock

PROSPECTUS

                , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution

The following are the estimated expenses of the distribution of the Shares registered hereunder on Form S-1 (the amounts set forth below are estimate, except the SEC registration fee):

SEC registration fee	$4,512
Legal fees and expenses	150,000
Printing and miscellaneous expenses	7,488
Total	$162,000

ITEM 14.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1) to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (i) and (ii) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3) the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 14, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company’s organizational documents provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any and all of its officers and directors. The Company has entered into indemnification agreements with its officers and directors. The Company may, in its discretion, similarly indemnify its employees and agents. The Company’s certificate of incorporation also relieves its directors from monetary damages to the Company or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.

The Company has purchased insurance policies that, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.

ITEM 15.	Recent Sales of Unregistered Securities.

Since January 1, 2018, we have made the following sales of unregistered securities:

Issuances of Capital Stock

In August 2019, we issued and sold 9,090,910 shares of our Series B Preferred Stock at a purchase price of $2.75 per share to an existing investor in exchange for aggregate consideration of $25.0 million in cash. Concurrent with the issuance, we offered all holders of our Series A-1 Preferred Stock the opportunity to exchange their shares of Series A-1 Preferred Stock for Series B Preferred Stock. All holders of Series A-1 Preferred Stock exchanged all of their shares of Series A-1 Preferred Stock (an aggregate amount of 1,500,000 shares) for an aggregate of 35,664,240 shares of Series B Preferred Stock.

In November 2019, we issued and sold an aggregate of 13,833,333 shares of our Series B Preferred Stock at a purchase price of $2.25 per share to existing investors in exchange for aggregate consideration of approximately $31.1 million in cash.

In December 2019, we issued and sold an aggregate of 11,111,111 shares of our Series B Preferred Stock at a purchase price of $2.25 per share to an existing investor in exchange for aggregate consideration of approximately $25.0 million in cash.

In February 2020, we issued and sold an aggregate of 5,066,666 shares of our Series B Preferred Stock at a purchase price of $2.25 per share to existing investors in exchange for aggregate consideration of approximately $11.4 million in cash.

In March 2020, in connection with an amendment to our existing credit agreement, which provides for the payment of interest due and payable as of March 31, 2020 and June 30, 2020 in shares of our Series B Preferred Stock, we issued an aggregate of 967,130 shares of our Series B Preferred Stock at a subscription price of $2.25 per share to existing investors as payment for interest due and payable as of March 31, 2020 and all applicable fees.

In April 2020, we issued and sold an aggregate of 4,444,444 shares of our Series B Preferred Stock at a purchase price of $2.25 per share to existing investors in exchange for aggregate consideration of approximately $10.0 million in cash.

In May 2020, we issued and sold an unsecured convertible promissory note, or the Convertible Note, to an existing investor with an aggregate principal amount of $15.0 million. The Convertible Note accrued interest at a rate of 8.0% per annum and was convertible at the option of the holder at any time prior to the maturity date of May 8, 2022. The Convertible Note automatically converted into shares of our Common Stock in connection with our initial public offering.

In December 2021, we issued $164,025,000 principal amount of our 7.25% Convertible Senior Notes due 2025, or the 2025 Notes, to qualified institutional buyers. Piper Sander & Co. acted as the initial purchaser for the offering of the 2025 Notes. The 2025 Notes accrue interest at a rate of 7.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, with the initial payment on June 1, 2021. The 2025 Notes will mature on December 1, 2025, unless earlier repurchased, redeemed or converted. At any time until the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their 2025 Notes at their option into shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate. The initial conversion rate is 278.0094 shares of common stock per $1,000 principal amount of the 2025 Notes. Noteholders that convert their 2025 Notes before December 1, 2022 will, in certain circumstances, be entitled to an additional cash payment representing the present value of any remaining interest payments on the 2025 Notes through December 1, 2022.

In February 2021, we offered and sold in a private placement an aggregate of 4,370,629 units representing (i) 4,370,629 shares of the Company’s common stock and (ii) warrants to purchase up to 4,370,629 shares of common stock. The Warrants are exercisable for cash at an exercise price of $6.86 per share, subject to adjustments as provided under the terms of the Warrants. The Warrants are immediately exercisable for cash and expire on the fifth anniversary of the date of issuance.

The offers, sales, and issuances of the securities listed in this Item 15 under the subheading “Issuances of Capital Stock” were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

Grants of Restricted Stock Units and Stock Options

Since January 1, 2018 through the date hereof, we have granted 1,842,197 restricted stock units and stock options to purchase an aggregate of 5,005,280 shares of our common stock to employees, directors, and non-employee service providers. The stock options granted have a weighted average exercise price of $8.31.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The offers, sales and issuances of the securities listed in this Item 15 under the subheading “Issuances of Capital Stock” were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under the Securities Act as offers and sales of securities pursuant to certain compensatory benefit plans and contracts relating to compensation in compliance with Rule 701 or Rule 175.

ITEM 16.	Exhibit Index.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Eighth Amended and Restated Certificate of Incorporation of the registrant (filed with the SEC as Exhibit 3.1 to the registrant’s Form 8-K filed on June 26, 2020)

3.2	Amended and Restated Bylaws of the registrant (filed with the SEC as Exhibit 3.2 to the registrant’s Form 8-K filed on June 26, 2020).

4.1	Form of common stock certificate of the registrant (filed with the SEC as Exhibit 4.1 to the registrant’s Form S-1/A filed on June 4, 2020).

4.2	Series B Preferred Stock Purchase Warrant (filed with the SEC as Exhibit 4.2 to the registrant’s Form S-1 filed on May 27, 2020).

4.3	First Amendment to Series B Preferred Stock Purchase Warrant (filed with the SEC as Exhibit 4.3 to the registrant’s Form S-1 filed on May 27, 2020).

4.4	Second Amendment to Series B Preferred Stock Purchase Warrant (filed with the SEC as Exhibit 4.4 to the registrant’s Form S-1 filed on May 27, 2020).

4.5	Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2019, by and among Progenity, Inc. and certain of its stockholders (filed with the SEC as Exhibit 4.5 to the registrant’s Form S-1 filed on May 27, 2020).

4.6	Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement, dated as of November 10, 2020, by and among Progenity, Inc., and certain of its stockholders (filed with the SEC as Exhibit 4.6 to the registrant’s Form S-1 filed on November 30, 2020).

4.7	Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement, dated as of December 7, 2020, by and among Progenity, Inc., and certain of its stockholders (filed with the SEC as Exhibit 4.7 to the registrant’s Form 10-K filed on March 18, 2021).

4.8	Indenture, dated as of December 7, 2020, between Progenity, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (filed with the SEC as Exhibit 4.1 to the registrant’s Form 8-K filed on December 7, 2020).

4.9	Form of certificate representing the 7.25% Convertible Senior Notes due 2025 (filed with the SEC as Exhibit 4.1 to the registrant’s Form 8-K filed on December 7, 2020).

4.10	Form of warrant (filed with the SEC as Exhibit 4.1 to registrant’s Form 8-K filed on February 25, 2021).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Form of Indemnification Agreement for directors and executive officers (filed with the SEC as Exhibit 10.1 to the registrant’s Form S-1/A filed on June 4, 2020).

10.2+	2011 Incentive Stock Plan (filed with the SEC as Exhibit 10.2 to the registrant’s Form S-1 filed on May 27, 2020).

10.3+	Second Amended and Restated 2012 Stock Plan (filed with the SEC as Exhibit 10.3 to the registrant’s Form S-1 filed on May 27, 2020).

10.4+	2015 Consultant Stock Plan (filed with the SEC as Exhibit 10.4 to the registrant’s Form S-1 filed on May 27, 2020).

10.5+	Third Amended and Restated Progenity, Inc. 2018 Equity Incentive Plan (filed with the SEC as Exhibit 10.5 to the registrant’s Form S-1/A filed on June 15, 2020).

10.6+	2020 Employee Stock Purchase Plan (filed with the SEC as Exhibit 10.6 to the registrant’s Form S-1/A filed on June 15, 2020).

10.7+	Offer Letter by and between Progenity, Inc. and Eric d’Esparbes, dated as of May 1, 2019 (filed with the SEC as Exhibit 10.7 to the registrant’s Form S-1 filed on May 27, 2020).

10.8+	Offer Letter by and between Progenity, Inc. and Sami Shihabi, dated as of December 13, 2017 (filed with the SEC as Exhibit 10.8 to the registrant’s Form S-1 filed on May 27, 2020).

10.9+	Offer Letter by and between Progenity, Inc. and Matt Cooper, dated as of March 20, 2015 (filed with the SEC as Exhibit 10.9 to the registrant’s Form S-1 filed on May 27, 2020).

10.10+	Offer Letter by and between Progenity, Inc. and Clarke Neumann, dated as of August 26, 2014 (filed with the SEC as Exhibit 10.10 to the registrant’s Form S-1 filed on May 27, 2020).

10.11+	Offer Letter by and between Progenity, Inc. and George Gianakopoulos, dated as of August 29, 2014 (filed with the SEC as Exhibit 10.11 to the registrant’s Form S-1 filed on May 27, 2020).

10.12+	Offer Letter by and between Progenity, Inc. and Troy Seelye, dated as of January 19, 2020 (filed with the SEC as Exhibit 10.12 to the registrant’s Form S-1 filed on May 27, 2020).

10.13+	Offer Letter by and between Progenity, Inc. and Damon Silvestry, dated as of March 8, 2020 (filed with the SEC as Exhibit 10.13 to the registrant’s Form S-1 filed on May 27, 2020).

10.14+	Severance Plan (filed with the SEC as Exhibit 10.14 to the registrant’s Form S-1/A filed on June 4, 2020).

10.15#	Supply & Service Agreement by and between Progenity, Inc. and Illumina, Inc., dated as of November 26, 2014, as amended (filed with the SEC as Exhibit 10.15 to the registrant’s Form S-1 filed on May 27, 2020).

10.16#	Settlement Agreement by and between Progenity, Inc. and Aetna Health Management, Inc., dated as of November 11, 2019 (filed with the SEC as Exhibit 10.16 to the registrant’s Form S-1 filed on May 27, 2020).

10.17#	Amendment to Settlement Agreement by and between Progenity, Inc. and Aetna Health Management, Inc., dated as of April 29, 2020 (filed with the SEC as Exhibit 10.17 to the registrant’s Form S-1 filed on May 27, 2020).

10.18#	Confidential Settlement Agreement and Mutual Release by and among Progenity, Inc., United HealthCare Services, Inc. and UnitedHealthcare Insurance Company, dated as of September 30, 2019 (filed with the SEC as Exhibit 10.18 to the registrant’s Form S-1 filed on May 27, 2020).

10.19#	Settlement and General Release Agreement by and among Progenity, Inc., Connecticut General Life Insurance Company and Cigna Health and Life Insurance Company, dated as of December 5, 2018 (filed with the SEC as Exhibit 10.19 to the registrant’s Form S-1 filed on May 27, 2020).

10.20#	Settlement and General Release Agreement by and among Mattison Pathology, LLP d/b/a Avero Diagnostics, Connecticut General Life Insurance Company and Cigna Health and Life Insurance Company, dated as of December 5, 2018 (filed with the SEC as Exhibit 10.20 to the registrant’s Form S-1 filed on May 27, 2020).

10.21	Management Services Agreement, by and between Mattison Pathology, LLP d/b/a Avero Diagnostics, a Texas limited liability partnership, and Avero Laboratory Holdings, LLC, a Delaware limited liability company, dated as of June 8, 2015 (filed with the SEC as Exhibit 10.24 to the registrant’s Form S-1/A filed on June 18, 2020).

10.22	Nominee Agreement, by and among Avero Laboratory Holdings, LLC, a Delaware limited liability company, Mattison Pathology, LLP d/b/a Avero Diagnostics, a Texas limited liability partnership, Thomas R. Mattison, M.D., P.A., Michael T. Mattison, M.D., P.A., Tanner L. Mattison, M.D., P.A., Thomas R. Mattison, M.D., Michael T. Mattison, M.D., and Tanner L. Mattison, M.D., dated as of June 8, 2015 (filed with the SEC as Exhibit 10.25 to the registrant’s Form S-1/A filed on June 18, 2020).

10.23	Stipulation and Order of Settlement and Dismissal, effective July 23, 2020, among the U.S. Department of Justice through the U.S. Attorney’s Office for the Southern District of New York, and on behalf of the Office of Inspector General of the Department of Health and Human Services, and with the relator named therein and Progenity, Inc. (filed with the SEC as Exhibit 10.1 to the registrant’s Form 8-K filed on July 24, 2020).

10.24	Settlement Agreement, effective July 23, 2020, among the United States of America, acting through the U.S. Department of Justice through the U.S. Attorney’s Office for the Southern District of California, and on behalf of the Defense Health Agency, the Tricare Program and the Office of Personnel Management, which administers the Federal Employees Health Benefits Program, and Progenity, Inc. (filed with the SEC as Exhibit 10.2 to the registrant’s Form 8-K filed on July 24, 2020).

10.25	Promissory Note issued pursuant to the Settlement Agreement, dated July 21, 2020, among the United States of America, acting through the U.S. Department of Justice through the U.S. Attorney’s Office for the Southern District of California, and on behalf of the Defense Health Agency, the Tricare Program and the Office of Personnel Management, which administers the Federal Employees Health Benefits Program, and Progenity, Inc. (filed with the SEC as Exhibit 10.3 to the registrant’s Form 8-K filed on July 24, 2020).

10.26	Non-Prosecution Agreement, effective July 21, 2020, between the U.S. Attorney’s Office for the Southern District of California and Progenity, Inc. (filed with the SEC as Exhibit 10.4 to the registrant’s Form 8-K filed on July 24, 2020).

10.27	Corporate Integrity Agreement, effective July 21, 2020, between the Office of Inspector General of the Department of Health and Human Services and Progenity, Inc. (filed with the SEC as Exhibit 10.5 to the registrant’s Form 8-K filed on July 24, 2020).

10.28	Amendment to Settlement Agreement by and between Progenity, Inc. and UnitedHealth Group, dated as of November 19, 2020 (filed with the SEC as Exhibit 10.31 to the registrant’s Form S-1 filed on November 30, 2020).

10.29	Securities Purchase Agreement, dated February 22, 2021, by and between Progenity, Inc. and the Purchasers signatory therein (filed with the SEC as Exhibit 10.1 to the registrant’s Form 8-K filed on February 25, 2021).

21.1	List of subsidiaries (filed with the SEC as Exhibit 21.1 to the registrant’s Form 10-K filed on March 18, 2021).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (see Exhibit 5.1).

24.1	Power of Attorney.

*	Filed herewith.
+	Indicates management contract or compensatory plan.
#

Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

ITEM 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 18th day of March, 2021.

Progenity, Inc.

By:	/s/ Harry Stylli, Ph.D.
Harry Stylli, Ph.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric d’Esparbes and Clarke W. Neumann, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities (including, without limitation, the capacities listed below), to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates set forth opposite their names.

Name	Title	Date

/s/ Harry Stylli, Ph.D. Harry Stylli, Ph.D.	Chairman and Chief Executive Officer (principal executive officer)	March 18, 2021

/s/ Eric d’Esparbes Eric d’Esparbes	Chief Financial Officer (principal financial and accounting officer)	March 18, 2021

/s/ Jeffrey Alter Jeffrey Alter	Director	March 18, 2021

/s/ John Bigalke John Bigalke	Director	March 18, 2021

/s/ Jeffrey Ferrell Jeffrey Ferrell	Director	March 18, 2021

/s/ Dr. Brian L. Kotzin Dr. Brian L. Kotzin	Director	March 18, 2021

/s/ Dr. Samuel Nussbaum Dr. Samuel Nussbaum	Director	March 18, 2021

/s/ Lynne Powell Lynne Powell	Director	March 18, 2021